Exhibit 99.1

Silence Therapeutics Announces Leadership Changes

15 December 2025

LONDON, Silence Therapeutics plc, Nasdaq: SLN (“Silence” or “the Company”), a global clinical-stage company developing novel siRNA (short interfering RNA) therapies, today announced that Craig Tooman, who has served as the Company’s President, Chief Executive Officer and Board member since 2022, agreed by mutual consent to end his employment with the Company effective 14 December 2025.

Iain Ross, Chairman of the Silence Board, will lead the Company with immediate effect on an interim basis. Additionally, James Ede Golightly, a former Silence Non-Executive Director, has been re-appointed to the Company’s Board of Directors. An additional appointment of a US-based Board member is anticipated in due course.

Iain Ross, Chairman of Silence, said: "We thank Craig for his many contributions to Silence and wish him well for the future. The Company is in robust health both financially and operationally and we look forward to further commercial and scientific advancements with our pipeline.”

About Silence Therapeutics

Silence Therapeutics is a global clinical-stage biotechnology company committed to transforming people’s lives by silencing diseases through precision engineered medicines created with proprietary siRNA (short interfering RNA) technology. Silence leverages its mRNAi GOLD™ platform to create innovative siRNAs designed to precisely target and silence disease-associated genes in the liver, which represents a substantial opportunity. Silence focuses on areas of high unmet medical need with programs advancing in cardiovascular disease, hematology and rare diseases. For more information, please visit https://www.silence-therapeutics.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the Company’s business strategy and plans, including the Company’s anticipated financial and operational health; anticipated changes to the Company’s Board of Directors and the Company’s ability to bring develop further commercial and scientific advancements with its pipeline. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the Company’s history of net operating losses; the Company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the Company’s product candidates; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the Company’s product candidates; the Company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the Company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the

Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Inquiries:

Silence Therapeutics plc Gem Hopkins, VP, IR and Corporate Communications ir@silence-therapeutics.com	Tel: +1 (646) 637-3208